Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-8 (No. 333-200183) of our report dated August 13, 2018, relating to the financial statements of Marietta Leasehold LP as of December 31, 2017 and 2016 and for the years then ended, appearing in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-232736) and related Prospectus of Ashford Inc. filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP
Dallas, Texas

January 30, 2020